Exhibit 5

STINSON MORRISON HECKER LLP                                www.stinsonmoheck.com
2600 Grand Boulevard
Kansas City, MO 64108-4606

Tel (816) 691-2600
Fax (816) 474-4208


December 11, 2003


Pioneer Financial Services, Inc.
4700 Belleview Avenue, Suite 300
Kansas City, Missouri 64112

      Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel to Pioneer Financial Services, Inc., a Missouri corporation (the "Company"), in connection with the filing of a post effective amendment to the registration statement by the Company on Form S-1 (such post effective amendment to the registration statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement") with the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, registering up to $25,000,000 in aggregate principal amount of the Company's junior subordinated debentures (the "Debentures"), that may be offered and sold by the Company, from time to time, as set forth in the prospectus, as amended, including any prospectus supplement, which forms a part of the Registration Statement (the "Prospectus"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. section 229.601(b)(5), in connection with the filing of the Registration Statement.

     We have examined such documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed that the issuance, sale, amount and terms of the Debentures to be offered and sold by the Company from time to time will at the time of issuance be in accordance with any applicable resolutions of the board of directors and the sole shareholder of the Company, the organizational documents of the Company, including its articles of incorporation and bylaws, applicable federal and state law, the indenture and any supplemental indenture governing the Debentures and the Prospectus.

     Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Debentures will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization,

KANSAS CITY
OMAHA
OVERLAND PARK
PHOENIX
ST. LOUIS
WASHINGTON, D.C.
WICHITA

Pioneer Financial Services, Inc.
December 11, 2003
Page 2


moratorium and similar laws of general applicability relation to or affecting creditors' rights and to general equity principles at such time as: (i) the Debentures have been duly executed and delivered in accordance with the indenture and any supplemental indenture governing the Debentures; and (ii) the Debentures have been duly issued against payment therefor as contemplated by the Registration Statement relating thereto and the indenture and any supplemental indenture governing the Debentures.

     Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Missouri. We express no opinion with respect to the laws of any other jurisdiction.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion and consent may be incorporated by reference in a post-effective amendment to the Registration Statement filed with the Securities and Exchange Commission pursuant to the Act.

                              Respectfully submitted,

                              STINSON MORRISON HECKER LLP




                              /s/ Stinson Morrison Hecker LLP